United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 6, 2026

Date of Report (Date of earliest event reported)

SINO GREEN LAND CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53208	54-0484915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 3 & 5, Jalan Hi Tech 7/7, Kawasan Perindustrian Hi Tech 7,

43500 Semenyih, Selangor, Malaysia

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: +603 8727 8732

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	SGLA	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, Sino Green Land Corporation (the “Company”) entered into a stock purchase agreement (the “Hi-Quality SPA”) with Cheng You (the “Seller”), shareholder of Hi-Quality Productions Inc, and Hi-Quality Productions Inc (“Hi-Quality”), a corporation organized under the laws of the State of New Jersey, with its current principal place of business at 300 Jefferson St, Camden, New Jersey 08104, United States.

On November 4, 2026, the Company completed the closing contemplated by the Hi-Quality SPA and acquired 80% of Hi-Quality’s issued and outstanding capital stock. The Company paid and issued to the Seller 40% of the Total Consideration, consisting of US$216,000 in cash and 840,000 shares of the Company’s common stock issued at a fixed price of US$0.60 per share valued at US$504,000, for an aggregate value of US$720,000.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of common stock issued to the Seller were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2026

SINO GREEN LAND CORPORATION

By:	/s/ Teresa Wo
Name:	Teresa Wo
Title:	Chief Executive Officer